UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

HOLOGIC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 20, 2019, Hologic, Inc (“Hologic” or the “Company”), Hologic Holdings Limited, a company organized under the laws of the United Kingdom and a wholly owned subsidiary of Hologic (together with Hologic, the “Sellers”) and Lotus Buyer, Inc., a Delaware corporation (“Purchaser”), entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Purchaser will purchase the Cynosure medical aesthetics business (the “Business”) from the Sellers (the “Transaction”) for $205 million in cash, subject to certain adjustments. Net of these adjustments, Hologic expects net cash proceeds to be approximately $138 million. Purchaser is an affiliate of a fund managed by affiliates of Clayton Dubilier & Rice, LLC.

The Purchase Agreement contains representations and warranties and covenants customary for a transaction of this nature. The consummation of the Transaction is subject to customary closing conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other competition and regulatory approvals. The Transaction is currently expected to close around the end of calendar year 2019.

The Purchase Agreement contains certain termination rights for Hologic and Purchaser, including, among other events, (1) if the Transaction has not been completed on or prior to March 18, 2020, (2) following a breach by the other party that would cause a closing condition not to be satisfied and is not or cannot be cured within 60 days’ notice of that breach or (3) if there is any law, injunction or other judgment permanently prohibiting the Transaction.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Hologic, the Business or Purchaser. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Hologic’s public disclosures.

The Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 2.02.	Results of Operations and Financial Condition

On November 20, 2019, Hologic issued a press release announcing the execution of the Purchase Agreement and announcing that it has entered into an accelerated share repurchase agreement with Goldman Sachs & Co. LLC to buy $205 million of the Company’s common stock. The press release included information related to the financial results for the quarter and year ended September 28, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as set forth by specific reference in such a filing.

Item 2.06.	Material Impairments

Because Hologic began the process of divesting the Business before its fiscal year-end, but completed negotiations after releasing its most recent quarterly results, the transaction described above in Item 1.01 is expected to result in a significant additional non-cash impairment charge from that included in its earnings release on November 6, 2019. The Company now expects to record a total pre-tax impairment charge estimated in the range of $234 million to $264 million in the fourth quarter of fiscal 2019 to reduce the carrying value of the asset group to its fair value. In the first quarter of fiscal 2020, this asset group will meet the criteria for assets held-for sale and will be recorded at fair value less costs to sell, which could result in additional charges. The Company anticipates that any future cash expenditures resulting from the charge will be immaterial.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company’s outlook and financial and other guidance. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “should,” “will,” “projects,” “estimates,” “implies,” “can,” and words or phrases of similar meaning) should also be considered to be forward-looking statements. These forward-looking statements are based upon assumptions made as of this date and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the expected benefits and costs of the Transaction; the expected timing of the completion of the Transaction; the ability of the Company and Purchaser to complete the Transaction considering the various conditions to the completion of the Transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the impact of competitive conditions; the Company’s ability to successfully develop and commercialize new products and treatments, the Company’s ability to enhance existing products and treatments, failure to maintain existing corporate collaborations and enter into new corporate collaborations, failure to maintain existing technology licenses; the Company’s reliance on one or a limited number of suppliers for some key raw materials, components or subassemblies; interruptions, delays, shutdowns or damage at manufacturing facilities; disruptions or inefficiencies in the Company’s supply chain; the Company’s inability to retain key personnel; delay or failure to obtain necessary U.S. or foreign regulatory clearances or approvals for newly developed products and treatments, failure to comply with laws relating to the confidentiality of sensitive personal information or standards related to the transmission of electronic health data; increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted computer crimes; changes in healthcare-related laws and regulations, healthcare policy changes, healthcare reform legislation, uncertainty surrounding the implementation of any healthcare reform legislation; ongoing macroeconomic uncertainty, the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of November 20, 2019, by and among Hologic, Inc., Hologic Holdings Limited and Lotus Buyer, Inc.†

99.1	Press Release issued by Hologic, Inc. on November 20, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Hologic, Inc. has duly caused this current report to be signed on its behalf by the undersigned officer hereunto duly authorized.

HOLOGIC, INC.

By:	/s/ John M. Griffin
John M. Griffin
General Counsel

Dated: November 20, 2019